UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date Earliest Event Reported): March 11, 2014
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TransUnion Holding Company, Inc.
TransUnion Corp.

(Exact name of registrant as specified in its charter)
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Delaware Delaware	333-182948 333-172549	36-1678417 74-3135689
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 West Adams Street, Chicago, Illinois	60661
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 985-2000

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Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

⃞	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

⃞	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e− 4(c))

Item 7.01    Regulation FD Disclosure.

On March 11, 2014, TransUnion Holding Company, Inc. and TransUnion Corp. (together, “TransUnion” or the “Company”) held a conference call with a group of potential lenders to discuss a possible refinancing of certain of the Company’s existing indebtedness. The Company currently proposes to enter into senior secured credit facilities consisting of: a $1,175 million replacement term loan tranche due 2021, the proceeds of which will be used to repay in full all amounts due and payable pursuant to the Company’s existing term loans; a $190 million revolving credit facility due 2019 to replace its existing revolving credit facility; and a new $687 million delayed-draw term loan, the proceeds of which would be used to redeem the existing 11.375% notes due 2018 and to pay fees, expenses and premiums in connection therewith.

There can be no assurance that any such refinancing will be consummated on favorable terms or on a timely basis, if at all. Consummation of any such refinancing is subject to market and other customary conditions, including, among other things, the negotiation and execution of definitive documentation.

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of TransUnion's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that could cause TransUnion’s actual results to differ materially from those described in the forward-looking statements can be found in TransUnion’s Annual Report on Form 10-K for the year ended December 31, 2013, which has been filed with the Securities and Exchange Commission and is available on TransUnion’s website (http://www.transunion.com/corporate/about-transunion/investor-relations.page) and on the Securities and Exchange Commission’s website (www.sec.gov). TransUnion does not undertake to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

TRANSUNION HOLDING COMPANY, INC.
TRANSUNION CORP.
Date: March 11, 2014
By:     /s/ Mick Forde
Name:    Mick Forde
Title:    Vice President